CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Northern Lights Variable Trust and to the use of our report dated January 18, 2007 on the statement of assets and liabilities of the Arrow DWA Balanced VIT Fund (the “Fund”).  Such statement of assets and liabilities is incorporated in the Funds’ Statement of Additional Information.

                                                                    BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

January 18, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of Northern Lights Variable Trust

And the Shareholders of Arrow DWA Balanced VIT Fund

We have audited the accompanying statement of assets and liabilities of the Arrow DWA Balanced VIT Fund, a series of shares of the Northern Lights Variable Trust, as of January 18, 2007.   This financial statement is the responsibility of the Fund’s management.   Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).   Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement.   An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.   We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Arrow DWA Balanced VIT Fund as of January 18, 2007, in conformity with accounting principles generally accepted in the United States of America.

     BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

January 18, 2007

NORTHERN LIGHTS VARIABLE TRUST

ARROW DWA BALANCED VIT FUND

STATEMENT OF ASSETS AND LIABILITIES

January 18, 2007

ASSETS

Cash

                                                                                $100,000

LIABILITIES                                                                          $         -

NET ASSETS                                                                           $100,000

Shares of beneficial interest outstanding,

Unlimited, authorized without par value                                           10,000

Net asset value, offering and redemption price per share                 $10.00

At January 18, 2007 the components of net assets

 were as follows:

Paid-in capital                                                                       $100,000

Sees notes to financial statement.

NORTHERN LIGHTS VARIABLE TRUST

ARROW DWA BALANCED VIT FUND

NOTES TO FINANCIAL STATEMENT

January 18, 2007

(1)

ORGANIZATION

Northern Lights Variable Trust (the “Trust”) has applied for registration under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company and seeks authorization to issue shares of beneficial interest.   The Trust intends to offer shares of beneficial interest in the Arrow DWA Balanced VIT Fund (the “Fund”).

The Trust was formed as a statutory trust on November 2, 2005 under the laws of the State of Delaware.   The Fund had no operations from that date to January 18, 2007, other than those relating to organizational matters and the registration of its shares under applicable securities laws.   Arrow Investment Advisors, LLC purchased the initial shares at $10.00 per share on January 18, 2007.

(2)

SIGNIFICANT ACCOUNTING POLICIES

Organization and Prepaid Initial Registration Expenses

Arrow Investment Advisors, LLC (the “Advisor”) has assumed all start-up costs associated with the organization of the Trust.   For the first fiscal year ending December 31, 2007, the Advisor contractually has agreed to waive its fee and, to the extent necessary, reimburse Fund expenses, to maintain total annual operating expenses (excluding any front-end or contingent deferred loads, taxes, leverage interest, brokerage commissions, expenses incurred connection with any merger or reorganization, dividend expense on securities sold short, expenses of investing in Underlying Funds or extraordinary expenses such as litigation) at 2.00%. This agreement will remain in effect until April 30, 2008.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported changes in net assets during the reporting period. Actual results could differ from those estimates.

Federal Income Taxes

The Fund intends to qualify as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended, and, if so qualified, will not be liable for federal income taxes to the extent earnings are distributed to shareholders on a timely basis.

Indemnification

The Trust indemnifies its officers and trustees for certain liabilities that may arise from the performance of their duties to the Trust.  Additionally, in the normal course of business, a Fund enters into contracts that contain a variety of representations and warranties and which provide general indemnities.  A Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that has not yet occurred.  However, based on experience, the Fund expects the risk of loss due to these warranties and indemnities to be remote.

NORTHERN LIGHTS VARIABLE TRUST

ARROW DWA BALANCED VIT FUND

NOTES TO FINANCIAL STATEMENT (Continued)

January 18, 2007

(3)   INVESTMENT ADVISORY AND OTHER AGREEMENTS

As compensation for its services, the Fund pays to the Advisor a monthly advisory fee at an annual rate of 1.00% of its average daily net assets.

The Advisor, pursuant to an Expense Limitation Agreement (the “Agreement”) has contractually agreed to reduce its fees and/or absorb expenses of the Fund, at least until April 30, 2008 to ensure that Net Annual Operating Expenses (exclusive of any front-end or contingent deferred loads, taxes, leverage interest, brokerage commissions, expenses incurred connection with any merger or reorganization, dividend expense on securities sold short, expenses of investing in Underlying Funds or extraordinary expenses such as litigation) will not exceed 2.00%.   The Agreement will allow the Advisor to recover amounts previously reimbursed for operating expenses to the Fund to the extent that the Fund’s expense ratios fall below the above indicated expense limitation.  The amounts that can be recovered will be limited to the difference between the actual expense ratio and the amount of the expense limitation.   Under such agreement, the Advisor can only recover such amounts for a period of up to three years.

In addition, no expenses will be recouped by the Advisor in any fiscal quarter unless the Trust’s Board of Trustees has determined in advance that such activity is in the best interest of the Fund and its shareholders.

January 18, 2007

Mr. Anthony Hertl, Audit Committee Chairman

Northern Lights Variable Trust

450 Wireless Blvd

Hauppauge, New York 11788

Dear Sir:

We are pleased to confirm our understanding of the services we are to provide for the Northern Lights Variable Trust (the “Trust”) with respect to the filing of the initial Registration Statement with the Securities and Exchange Commission (“SEC”).

We will audit the statement of assets and liabilities of the DWA Balanced VIT Fund, a series of the Trust as of January 18, 2007.

The objective of our audit is the expression of an opinion about whether your financial statements are fairly presented, in all material respects, in conformity with accounting principles generally accepted in the United States of America.   Our audits will be conducted in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) and will include tests of your accounting records and other procedures we consider necessary to enable us to express such an opinion.   If our opinion is other than unqualified, we will discuss the reasons with you in advance.   If, for any reason, we are unable to complete the audit or are unable to form or have not formed an opinion, we may decline to express an opinion or to issue a report as a result of this engagement.

Our procedures will include tests of documentary evidence supporting the transactions recorded in the accounts, and direct confirmation of securities owned by correspondence with the custodian.   At the conclusion of our audit, we will require certain written representations from you about the financial statements and related matters.

An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements; therefore, our audit will involve judgment about the number of transactions to be examined and the areas to be tested.   Also, we will plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether from errors, fraudulent financial reporting, misappropriation of assets, or violations of laws or governmental regulations that are attributable to the entity or to acts by management or employees acting on behalf of the entity.   Because an audit is designed to provide reasonable, but not absolute, assurance and because we will not perform a detailed examination of all transactions, there is a risk that material misstatements may exist and not be detected by us.   In addition, an audit is not designed to detect immaterial misstatements or violations of laws or governmental regulations that do not have a direct and material effect on the financial statements.   Our responsibility as auditor is limited to the period covered by our audit and does not extend to any later periods for which we are not engaged as auditors.

Our audit will include obtaining an understanding of internal control sufficient to plan the audit and to determine the nature, timing, and extent of audit procedures to be performed.   An audit is not designed to provide assurance on internal control or to identify reportable conditions, that is, significant deficiencies in the design or operation of internal control.   However, during the audit, if we become aware of such reportable conditions, we will communicate them to you.

You are responsible for making all financial records and related information available to us and for the accuracy and completeness of that information.   We will advise you about appropriate accounting principles and their application and will assist in the preparation of your financial statements, but the responsibility for the financial statements remains with you.  This responsibility includes the establishment and maintenance of adequate records and effective internal controls over financial reporting, the selection and application of accounting principles, and the safeguarding of assets.   You are responsible for adjusting the financial statements to correct material misstatements and for confirming to us in the management representation letter that the effects of any uncorrected misstatements aggregated by us during the current engagement and pertaining to the latest period presented are immaterial, both individually and in the aggregate, to the financial statements taken as a whole.

Our engagement will also include reviewing the Pre-effective Amendment to the Registration Statement, Form N-1A.

While our audit will be conducted with due regard to the rules and regulations of the Securities and Exchange Commission relative to matters of accounting, it should be understood that our reports and the financial statements are subject to review by the Commission and to their interpretation of the applicable rules and regulations.

Our billings for the services set forth in this letter, which are estimated to be $1,500 for audit services, will be rendered at the completion of our engagement and is payable upon receipt.   It is understood that our responsibility for such services will encompass only periods covered by our audits and will not extend to any subsequent periods for which we are not engaged as auditors.

This engagement includes only those services specifically described in this letter.   Time spent responding to or appearing before judicial proceedings, government organizations, regulatory bodies, such as the Internal Revenue Service and the Securities and Exchange Commission, or other organizations which might pertain, arising out of this engagement will be billed to you separately.

If you are in agreement with the terms of this letter, please sign one copy and return it for our files. We appreciate the opportunity to provide these services for you.

Very truly yours,

BRIGGS, BUNTING & DOUGHERTY, LLP

Michael F. Boyle, Partner

The foregoing letter fully describes our understanding and is accepted by us.

NORTHERN LIGHTS VARIABLE TRUST

Date

Anthony Hertl, Audit Committee Chairman

Northern Lights Variable Trust

450 Wireless Blvd

Hauppauge, NY 11788

January 18, 2007

Mrs. Joann Strasser

Thompson Hine LLP

312 Walnut Street, 14th floor

Cincinnati, Ohio 45202

RE:   Arrow DWA Balanced VIT Fund

Dear Mrs. Strasser:

In connection with the audit of our statement of assets and liabilities as of January 18, 2007, our auditors, Briggs, Bunting & Dougherty, LLP, Two Penn Center Plaza, Suite 820, Philadelphia, Pennsylvania 19102, have requested information regarding pending or contemplated litigation in which we are involved or represented in any way.   They particularly desire information as to the estimated minimum and maximum amounts of our contingent assets or our contingent liabilities, direct or indirect, from issues unresolved, from contracts and agreements involving disputes, or from outstanding judgments.

We shall appreciate your courtesy in promptly supplying the requested information directly to our auditors.   Brief summaries of the current status of cases in litigation, amounts at issue, and causes of actions will be appropriate, in arriving at an opinion concerning our financial position.

Please reply via fax to our auditors (215) 567-6081, care of Michael F. Boyle.

Very truly yours,

Kevin E. Wolf, Treasurer

Northern Lights Variable Trust

Northern Lights Variable Trust

450 Wireless Blvd

Hauppauge, NY 11788

       January 18, 2007

Briggs, Bunting & Dougherty, LLP

2 Penn Center Plaza, Suite 820

Philadelphia, PA  19102

Gentlemen:

The undersigned, Northern Lights Variable Trust (the “Trust”), is unaware of the existence of any pending or prospective litigation against the Trust and/or Arrow DWA Balanced VIT Fund or the existence of any contingent liabilities or contingent assets, contractual or otherwise, as of January 18, 2007.  Furthermore, the undersigned is unaware of any material unasserted claims and assessments against the Trust and/or Arrow DWA Balanced VIT Fund that existed at January 18, 2007.

Very truly yours,

Mike Miola, Chairman

Northern Lights Variable Trust

Northern Lights Variable Trust

450 Wireless Blvd

Hauppauge, NY 11788

      January 18, 2007

The Bank of New York

1 Wall Street

New York, New York 10286

Gentlemen:

In connection with an audit of our books and records, would you kindly confirm to our auditors, Briggs, Bunting & Dougherty, LLP, the following information:

The cash balance at January 18, 2007 for the Arrow DWA Balanced VIT Fund amounted to $100,000.

Please respond by fax directly to Briggs, Bunting & Dougherty, LLP, (215) 567-6081, care of Michael F. Boyle.

Sincerely,

Kevin E. Wolf, Treasurer

Northern Lights Variable Trust

The above information is correct, except

Signed:  ________________________________

Date:

Title:  __________________________________

Northern Lights Variable Trust

450 Wireless Blvd

Hauppauge, NY 11788

       January 18, 2007

Gemini Fund Services, LLC

4020 South 147th Street, Suite 2

Omaha, NE  68137

Gentlemen:

As part of the audit of the statement of assets and liabilities of the Northern Lights Variable Trust, our auditors, Briggs, Bunting & Dougherty, LLP, Two Penn Center Plaza, Suite 820, Philadelphia, PA, 19102, have requested confirmation that the following shares have been issued as of January 18, 2007.

Arrow DWA Balanced VIT Fund

10,000 shares total

Please reply by signing below and faxing this letter to our auditors (215) 567-6081, care of Michael F. Boyle.

Sincerely,

Kevin E. Wolf, Treasurer

Northern Lights Variable Trust

CONFIRMATION

The above information is correct as of January 18, 2007.

Signed:

Date:

Title: